UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 16, 2022

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2022, Quotient Technology Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (collectively, the “Engaged Group”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) has appointed (i) Matthew O’Grady to the Board to serve as a Class II director with a term expiring at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and (ii) Joseph Reece (together with Mr. O’Grady, the “New Directors”) to the Board to serve as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). In addition, subject to applicable rules and laws, the Board and all applicable committees of the Board will take all actions necessary to appoint, as soon as practicable, Mr. O’Grady to the Nominating and Corporate Governance Committee and Mr. Reece to the Compensation Committee. Mr. O’Grady has also been appointed to serve as Lead Independent Director for the duration of the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Board’s nominees for election at the 2022 Annual Meeting will be Robert McDonald, Chair of the Board and a current Class II director, Matthew O’Grady, who became a Class II director effective on the date of Cooperation Agreement, and Matthew Krepsik, the Company’s Chief Technology Officer since June 2021 and its designee to be the Company’s next Chief Executive Officer.

The Company has also agreed to seek stockholder approval at the 2022 Annual Meeting of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board (the “Declassification Proposal”). If the Declassification Proposal is approved by stockholders, (i) the directors nominated for election at the 2022 Annual Meeting and those nominated at subsequent annual meetings of stockholders would be elected to one-year terms, and (ii) the directors serving in Class III and Class I as of immediately prior to the 2022 Annual Meeting would complete their three-year terms, ending at the 2023 and 2024 annual meetings of stockholders, respectively. If the Declassification Proposal is not approved by stockholders, the Board’s nominees would stand for election to three-year terms as Class II directors.

Under the terms of the Cooperation Agreement, Steven Boal, the Company’s Chief Executive Officer and a member of the Board, will retire as Chief Executive Officer no later than the 2022 Annual Meeting, will not stand for reelection as a director at the 2022 Annual Meeting and thereafter will not serve as a director, officer or employee of the Company and will not have an advisory role with, or be engaged or retained by, the Company without the unanimous approval of the Board, subject to certain limited exceptions.

Also pursuant to the Cooperation Agreement, the previously-formed Strategic Committee will be reconstituted to consist of four independent directors, two of whom will be Messrs. O’Grady and Reece, and will hire financial advisors and legal counsel.

The Cooperation Agreement further provides, among other things, that:

•

During the term of the Cooperation Agreement, the number of authorized directors on the Board will not exceed ten directors without the consent of the Engaged Group, with such consent not to be unreasonably withheld.

•

During the term of the Cooperation Agreement and for so long as the Engaged Group continuously beneficially owns in the aggregate at least the lesser of (i) 2.5% of outstanding shares of the Company’s common stock (the “Common Stock”) and (ii) 2,373,037 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Engaged Group will be entitled to recommend a replacement independent director who is not an affiliate of the Engaged Group in the event any New Director ceases to be a director of the Company for any reason, subject to certain conditions and the approval of the Nominating and Corporate Governance Committee and the Board, such approval not to be unreasonably withheld.

•

During the term of the Cooperation Agreement, the Engaged Group will be subject to customary standstill restrictions, including with respect to nominating persons for election to the Board, submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign), and acquiring beneficial ownership of, or economic exposure to, more than 9.9% of the Common Stock for so long as the Company’s Tax Benefits Preservation Plan and the rights established thereunder remain in force.

•

During the term of the Cooperation Agreement, the Engaged Group will vote all shares of Common Stock and voting securities beneficially owned, directly or indirectly, by the Engaged Group at all annual and special meetings as well as in any consent solicitations of the Company’s stockholders (i) in favor of the nominees for director recommended by the Board, (ii) in favor of the Declassification Proposal and (iii) in accordance with the Board’s recommendation with respect to any other matter (unless Institutional Shareholder Services Inc. issues a contrary recommendation, except as related to the election of directors or the Declassification Proposal). The Engaged Group will be permitted to vote on any proposals relating to an Extraordinary Transaction (as such term is defined in the Cooperation Agreement) in its sole discretion.

•	Each party agreed not to disparage the other party, subject to certain exceptions.

•

During the term of the Cooperation Agreement, each party agreed not to institute a lawsuit against the other party, subject to certain exceptions including the seeking of remedies for a breach of the Cooperation Agreement. Additionally, during the term of the Cooperation Agreement and for an additional two years after its termination, each party agreed not to institute a lawsuit against the other party relating to or arising out of any event occurring on or prior to the date of the Cooperation Agreement.

•	The Engaged Group withdrew its director nominations for the 2022 Annual Meeting.

•

The Cooperation Agreement will terminate on the earliest to occur of (i) 30 calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2023 Annual Meeting, (ii) 120 calendar days prior to the first anniversary of the 2022 Annual Meeting and (iii) the consummation of an Extraordinary Transaction.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Matthew O’Grady, age 61, currently serves as an Executive Media Consultant at 12th Street Measurement, a media and data consulting firm he founded in January 2021. Prior to that, Mr. O’Grady served as Global Commercial President of International Media at Nielsen Holdings plc (“Nielsen”), an information, data and market measurement firm, from February 2019 to December 2020. Previously, Mr. O’Grady served as Chief Executive Officer of Nielsen Catalina Solutions, a purchase-based ad targeting and return on advertising spend (ROAS) measurement firm, from January 2016 to January 2019. Mr. O’Grady served as Executive Vice President & Managing Director of Local Media for Nielsen from 2012 to 2015, where he also served as Executive Vice President, Audience Measurement from 2009 to 2012. Prior to that, Mr. O’Grady served as President of Claritas, LLC, a data-driven marketing company, from 2007 to 2009, where he also served as Executive Vice President, Sales & Client Service from 2000 to 2007. Mr. O’Grady’s prior professional experience also includes, among other positions, serving as Group Vice President, Product Management & Client Service at National Decision Systems Inc., an analytics provider, and Regional Sales Vice President of Equifax Inc., a multinational consumer credit reporting agency. Mr. O’Grady has served as a Strategic Advisor to each of Beatgrid Media B.V., an AdTech measurement company, since May 2021, and NEXT Boatworks, LLC, a coastal rowing craft company, since August 2021. Mr. O’Grady previously served on the boards of directors of Nielsen Admosphere, a.s., a research agency part of the Nielsen network (from January 2019 to December 2020), Nielsen IBOPE México S.A. de C.V., a business to business service subsidiary of Nielsen (from January 2019 to November 2020), Media Behavior Institute LLC, a company engaged in developing tools, services and projects to understand and measure multimedia (from 2011 to 2014), Scarborough Research, a market research subsidiary of Nielsen (from 2011 to 2013), and The Direct Marketing Association (n/k/a Data & Marketing Association), a trade association for marketers (from 2008 to 2012). Mr. O’Grady earned his B.S. in Environmental Science from the University of California at Santa Barbara.

In connection with his service as a director and consistent with the Company’s director compensation policy (the “Director Compensation Policy”) in effect on the date of his appointment, Mr. O’Grady will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the fifth trading day of the month immediately following the month in which Mr. O’Grady became a director. Starting on the date of the 2022 Annual Meeting and subject to his continued service on the date of grant, Mr. O’Grady will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect. Mr. O’Grady will receive an annual cash retainer of $37,500 for his service as a director, an additional annual cash retainer of $15,000 for serving as Lead Independent

Director, and $3,500 for his membership on the Company’s Nominating and Corporate Governance Committee, to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which he serves as a director based on the number of days served after the effective date of his appointment.

Joseph Reece, age 60, is a Co-Founder and Managing Member of SilverBox Capital LLC. He founded Helena Capital, LLC, a merchant bank, in April 2015, served as its Chief Executive Officer until January 2017, and in October 2018 re-assumed the Chief Executive Officer role. Mr. Reece also served as Consultant to BDT & Company from October 2019 to November 2021. He previously served as Executive Vice Chairman and Head of UBS Securities, LLC’s Investment Bank for the Americas from February 2017 to September 2018. Prior to that, he was at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including eventually serving as Global Head of Equity Capital Markets and Co-Head of Credit Risk. His prior experience includes practicing as an attorney for ten years, including at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and at the Securities and Exchange Commission. Mr. Reece has been a member of the board of directors of Compass Minerals International, Inc. since 2019 and has been Chairman since May 2021. He also previously served as a member of the board of directors of SilverBox Engaged Merger Corp I; of UBS Securities, LLC; of Atlas Technical Consultants, Inc. and its predecessor company, Boxwood Merger Corp.; of Del Frisco’s Restaurant Group, Inc.; of RumbleOn, Inc.; of CST Brands, Inc.; and of LSB Industries, Inc. Mr. Reece earned his B.S., M.B.A. and J.D. from the University of Akron and his LL.M from the Georgetown University Law Center.

In connection with his service as a director and consistent with the Director Compensation Policy in effect on the date of his appointment, Mr. Reece will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the fifth trading day of the month immediately following the month in which Mr. Reece became a director. Starting on the date of the 2022 Annual Meeting and subject to his continued service on the date of grant, Mr. Reece will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect. Mr. Reece will receive an annual cash retainer of $37,500 for his service as a director and $6,250 for his membership on the Company’s Compensation Committee, to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which he serves as a director based on the number of days served after the effective date of his appointment.

In connection with their appointments, the Company and each of each of Messrs. O’Grady and Reece will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Indemnity Agreement with each of Messrs. O’Grady and Reece generally provides for the indemnification of the director for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving in such capacity, to the extent indemnifiable under the law.

The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193692) filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

Except for the Cooperation Agreement, there are no arrangements or understandings between the Company and either of Messrs. O’Grady and Reece pursuant to which either of Messrs. O’Grady and Reece was appointed to the Board, and there have been no related party transactions between the Company and either of Messrs. O’Grady and Reece that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Item 7.01 and in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The furnishing of the information in Item 7.01 of this report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, by and between Quotient Technology Inc., Engaged Capital, LLC and certain of its affiliates, dated May 16, 2022

99.1	Press Release dated May 17, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen

General Counsel, Compliance Officer and Secretary

Date: May 18, 2022